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Exhibit 4.2

UNIT CERTIFICATE

[NO. U-	UNITS]
CUSIP SEE REVERSE FOR CERTAIN DEFINITIONS

SYNGENCE CORPORATION

Unit Certificate

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

EACH UNIT CONSISTING OF ONE SHARE
OF COMMON STOCK, $0.00001 PAR VALUE
AND ONE REDEEMABLE CLASS A WARRANT

THIS CERTIFIES THAT

is the owner of

or registered assigns (the "Registered Holder") is the owner of the number of Units specified above, each of which consists of one share of common stock, $0.00001 par value, of Syngence Corporation (the "Common Stock"), and one redeemable Class A Warrant to purchase one share of Common Stock (the "Warrant"). On or prior to the Separation Time (as defined herein), the securities evidenced by this certificate may be combined, exchanged or transferred only as Units, and the Common Stock and Class A Warrants evidenced by this Certificate may not be split up, exchanged or traded separately. The Units may separate into shares of Common Stock and Class A Warrants as of the close of business on                         , 2007, thirty calendar days after the effective date of the public offering of Units (the "Separation Time"). The shares of Common Stock and the Class A Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which the Nasdaq Capital Market is open for trading. The Class A Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of                         , 2007 (the "Warrant Agreement"), between Syngence Corporation and [                        ], as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of Class A Warrants evidenced hereby and to the exercise price of such Class A Warrants in certain events therein set forth. Subject to the foregoing, the number of Class A Warrants and the number of shares of Common Stock comprising the Units are equal.

Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent and Registrar or may be obtained upon written request addressed to Syngence Corporation, 5151 Belt Line Road, Suite 1100, Dallas, Texas 75254, Attention: Chief Financial Officer.

This Unit Certificate is not valid unless countersigned by the Warrant Agent and Registrar of the Company.

IN WITNESS WHEREOF, Syngence Corporation has caused this Unit Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized.

Dated:

Syngence Corporation
By:
[President and Chief Executive Officer]
Attest:
Secretary
Countersigned
[Warrant Agent]
By:
Authorized Signature

SYNGENCE CORPORATION

The Registered Holder hereby is entitled, at any time after the Separation Time (as defined on the face hereof) to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing one share of Common Stock for each Unit represented by this Unit Certificate and a Class A Warrant Certificate(s) representing one redeemable Class A Warrant for each Unit represented by this Unit Certificate upon surrender of this Unit Certificate to the Warrant Agent and Registrar together with any documentation required by such agent.

REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE WARRANT AGENT AND REGISTRAR, [                        ]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM—	as tenants in common	UNIF GIFT MIN ACT—		Custodian
TEN ENT—	as tenants by the entireties		(Cust)		(Minor)
JT TEN—	as joint tenants with rights of	under Uniform Gifts to Minors Act
	survivorship and not as tenants				(State)
	in common	UNIF TRF MIN ACT—		Custodian
			(Cust)		(Minor)
under Uniform Transfers to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT

(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED,

hereby sell(s), assign(s), and transfer(s) unto
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
Shares

of the Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint
Attorney

to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

        Dated:

(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)
Signatures Guaranteed: Medallion Guarantee Stamp

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan association and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

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  Exhibit 4.2
UNIT CERTIFICATE
SYNGENCE CORPORATION